American Gas Association | Financial Forum May 2023 8-K May 19, 2023

2 Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s most recent Form 10-K and 10-Q along with other public filings with the SEC. NorthWestern Corporation dba: NorthWestern Energy Ticker: NWE (Nasdaq) www.northwesternenergy.com Corporate Office 3010 West 69th Street Sioux Falls, SD 57108 (605) 978-2900 Investor Relations Officer Travis Meyer 605-978-2967 travis.meyer@northwestern.com Company Information O’Dell Creek - Madison River Valley - Montana Recognized by Newsweek as one of “America’s Most Responsible Companies”

3 Company Overview

4

NWE - An Investment for the Long Term

Pure Electric & Gas Utility

- 100% pure electric & natural gas utility business with over 100 years of operating history
- Solid economic indicators in service territory
- Diverse electric supply portfolio ~55% hydro, wind & solar


EEI
EMERGENCY RECOVERY AWARD
NorthWestern Energy
May Derecho
Flood Recovery
2022

Recognized for storm response in both MT and SD during 2022.

Solid Utility Foundation

- Residential electric & gas rates below national average
- Solid system reliability
- Low leaks per 100 miles of pipe
- Solid JD Power Overall Customer Satisfaction scores

Earnings & Cash Flow

- Pending Montana electric and natural gas rate review to reduce regulatory lag, aid earnings and cash flow and improve balance sheet strength
- History of consistent annual dividend growth

Attractive Future Growth Prospects

- Disciplined maintenance capital investment program focus on reliability, capacity, asset life and compliance
- Further opportunity for energy supply investment to meet significant capacity shortfalls

Financial Goals & Metrics

- Target 3%-6% EPS growth plus dividend yield to provide competitive total return
- Target dividend long-term payout ratio of 60%-70%
- Target debt to capitalization ratio of 50%-55% with liquidity of $100 million or greater

Best Practices Corporate Governance

America's Most Responsible Companies 2023 Newsweek statista

50/50 Women on Boards 3+

Corporate Governance Awards 2019 corporatesecretary

Moody's Investors Service

5th Best Governance Score

About NorthWestern 5 Montana Operations Electric 398,200 customers 25,131 miles – transmission & distribution lines 882 MW maximum capacity owned power generation Natural Gas 209,100 customers 7,334 miles of transmission and distribution pipeline 17.75 Bcf of gas storage capacity Own 35.1 Bcf of proven natural gas reserves Nebraska Operations Natural Gas 43,000 customers 821 miles of distribution pipeline Data as of 12/31/2022 South Dakota Operations Electric 64,700 customers 3,650 miles – transmission & distribution lines 446 MW nameplate owned power generation Natural Gas 49,200 customers 1,779 miles of transmission and distribution pipeline

6

NorthWestern's Combo-Advantage

- ✓ **Combination electric & natural gas provider in Montana & South Dakota**
  - *Targeting best-in-class Customer Experience*
  - *Opportunity to invest in critical Capacity expansion (supply & transmission)*
  - *Continued Grid Evolution to improve resiliency and enhance wildfire mitigation efforts*
  - *Transforming our Digital Platform to enhance cyber-security & technology solutions*
- ✓ **Natural hedge between natural gas to electric conversions**
- ✓ **Primarily residential with commercial & industrial customers across many industries**

Natural Gas

- Investment in production*, transmission & distribution
- Extreme winters necessitate economical gas heating
- Energy Choice (*Ban the Ban*) laws in MT, SD & NE*
- Access to low & less volatile natural gas pricing
  - AECO & Henry Hub (Ventura)

Electric

- Investment in generation, transmission & distribution
- Highly diverse & carbon-free electric supply portfolio
- Broad footprint spanning multiple reliability & transmission regions / organizations
- Growing regional capacity deficit requiring investment


U.S. Natural Gas Trading Hubs
2022 Price Range ($/MMBTU)
Henry
AECO
Cheyenne
Opal
Malin
Kingsgate
Stanfield
Sumas
$-
$10
$20
$30
$40
$50
$60
(Dollars per MMBTU)


2021 NWPCC Power Plan
Planned Coal Retirements
Operating
Retired
Installed Nameplate Coal Capacity (MW)
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
2018
2019
- North Valmy 1
- Colstrip 1, 2
- Boardman
- Centralia 1
- Jim Bridger 1
- Centralia 2
- North Valmy 2
- Jim Bridger 2

**Proven reserves only, no exploration ** Pending in Nebraska*

A Diversified Electric and Gas Utility 7 NorthWestern’s ‘80/20’ rules: Approximately 80% Electric and 80% Montana. Over $4.5 billion of rate base investment to serve our customers Data as reported in our 2022 10-K (1) Utility Margin is a non-GAAP Measure. See appendix for additional disclosure. (1) (1)

8

Highly Carbon-Free Supply Portfolio

2022 Electric Generation Portfolio - Montana



Wind Contracted 21.3%
Wind Owned 2.4%
Contracted CELP & YELP 10.9%
Natural Gas Contracted 2.1%
Natural Gas / Other Owned 5.9%
Coal Owned 23.4%
MT
58% Carbon-Free
Hydro Owned 31.9%
Hydro Contracted 1.6%
Solar Contracted 0.5%

Contracted energy from Colstrip Energy Limited Partners (CELP), Yellowstone Energy Limited Partners (YELP) as well as a majority of the contracted wind, hydro and solar are federally mandated Qualifying Facilities, as defined under the Public Utility Regulatory Policies Act of 1978 (PURPA).

2022 Electric Generation Portfolio - South Dakota



Wind Owned 21.9%
Natural Gas / Other Owned 6.6%
Coal Owned 48.7%
SD
45% Carbon-Free
Wind Contracted 22.8%

2022 Electric Generation Portfolio - Total NWE



Wind Contract 21.6%
Wind Owned 5.9%
Contracted CELP & YELP 8.9%
Natural Gas Contracted 1.7%
Natural Gas / Other Owned 6.1%
Coal Owned 28.0%
NWE
55% Carbon-Free
Hydro Owned 26.1%
Hydro Contracted 1.3%
Solar Contracted 0.4%

Based upon 2022 MWH's of owned and long-term contracted resources. Approximately 55% of our total company owned and contracted supply is carbon-free – better than the national average of ~40% (2022 eia.gov table 7.2b)

NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.

Strong Utility Foundation 9  Solid and generally improving JD Power Overall Customer Satisfaction Scores  Residential electric and natural gas rates below national average *  Solid electric system reliability  Better than average natural gas leaks per mile * NE bills temporarily impacted by ongoing recovery of the February 2021 prolonged cold weather event that resulted in extreme price excursion for purchased power and natural gas.

Solid Economic Indicators 10 • Customer growth rates historically exceed National Averages. • Projected population growth in our service territories in-line or better than the National Average. Source: NorthWestern customer growth - 2008-2016 Forms 10-K Unemployment Rate: US Department of Labor via SNL Database 2/21/17 Electric: EEI Statistical Yearbook (published December 2015, table 7.2) Natural Gas: EIA.gov (Data table "Number of Natural Gas Consumers") Source: Company 10K’s, 2020/2021 EEI Statistical Yearbook – Table 7.2 and EIA.gov

11 Regulatory & Financial Update

Montana Rate Review 12 The MPSC approved the recommendations of the staff for interim rates, subject to refund, effective October 1, 2022. Interim Rates Next Steps • May – July post-hearing briefs • Q3 - commission work session and decision Settlement Reached On April 3rd, NWE and the primary intervenors reached a settlement agreement for electric and natural gas rates and several key provisions including 9.65% and 9.55% ROE for electric and natural gas respectively (with 48% equity capitalization). Final rates, once approved, will be retroactive back to interim effective date of October 1, 2022. Requested base rate increase supports over a billion dollars invested in Montana critical infrastructure - since our last rate reviews - while keeping operating costs below the rate of inflation. (Test years: 2015 nat. gas and 2017 electric)

Legislative Update 13  MT – Revised Environmental Policy & Permitting Statutes (HB 971 & SB 5571) • Revised statutes clarify that the Montana Department of Environmental Quality may not consider greenhouse gasses and related climate impacts in environmental permitting decisions and allow us to apply for a supplemental permit to resume construction on YCGS.  MT – Modified statute addressing legal challenges to “pre-approval” for new energy resources (HB 284) • Expanded to include all investor-owned utilities in the State  MT, SD & NE - Protected energy choice (MT_SB 208, SD_HB 1239 & NE_LB 6362) • Prevents state & local governments from banning natural gas or other energy resources. As of 5/18/2023: 1. Montana’s SB 557 has been transmitted to Governor but not yet signed 2. Nebraska’s LB 636 Placed on General File, pending approval Big Sky, MT

Colstrip Transfer 14 Reliable  Existing resource, ready to serve our Montana customers. Avoids lengthy planning, permitting and construction of a new facility that would stretch in-service beyond 2026.  Reduces reliance on imported power and volatile markets, providing increased energy independence.  In-state and on-system asset mitigating the transmission constraints we experience importing capacity.  Adds critical long-duration, 24/7 on-demand generation necessary for balancing our existing portfolio. Affordable  222 MW of capacity with no upfront capital costs and stable operating costs going forward. o Equivalent new build would cost in excess of $500 million. o Incremental operating costs are known and reasonable. Resulting variable generation costs represent a 90%+ discount to market prices incurred during December’s polar vortex.  In addition to no upfront capital, low and stably priced mine-mouth coal supply costs. Sustainable  We remain committed to our net zero goal by 2050. This additional capacity, with a remaining life of up to 20 years, helps bridge the interim gap and will likely lead to less carbon post 2040.  Yellowstone County Generating Station is potentially our last natural gas resource addition in Montana.  Partners are committed to evaluate non-carbon long-duration alternative resources for the site.  Keeps the existing plant open and retains its highly skilled jobs vital to the Colstrip community.  Protects existing ownership interests with an ultimate goal of majority ownership of Unit 4. NorthWestern Energy executed an agreement with Avista Corporation for the transfer of Avista’s ownership interests in Colstrip Units 3 & 4. • Effective date of transfer: 12/31/2025 • Generating capacity: 222 MW • Transfer price: $0.00

December 2022 Polar Vortex 15 The chart illustrates the actual resource specific contribution of energy, the capacity deficit we faced, and the market price of power during the late December 2022 multi-day cold weather event in Montana. As a result of our capacity deficit, we were reliant upon the high and volatile power market a majority of the time to meet customer demand.

2023 earnings guidance is expected to be provided following an outcome in our pending Montana rate review Anticipate requesting an electric general rate review in South Dakota (2022 test year) $510 million capital plan for 2023 (inclusive of $80 million of investment specific to Yellowstone County Generating Station). Long-term growth targets remain; 3-6% EPS and 4-5% rate base 2023 annualized dividend of $2.56 is expected to be above targeted 60-70% payout ratio. Over the longer-term, we expect to maintain a dividend payout ratio within a targeted 60-70% range Financing plans are intended to maintain current credit ratings; targeting FFO to debt ratio greater than 14%. Financial Outlook 16 Rowe Dam at Mystic Lake, Montana

Capital Investment Over $2.1 Billion investment* over last 5 years * Historical Capital Investment includes property, plant and equipment additions, acquisitions and capital expenditures included in accounts payable. 5 Year History of Capital Investment 5 Year Forecast of Capital Investment ($millions, unless stated otherwise) Yellowstone County Generating Station 17 $2.4 billion of forecasted low-risk capital investment opportunity… • Capital investment addresses generation and transmission capacity constraints, grid modernization and renewable energy integration. This does not include any incremental opportunities related to additional supply investment. • This sustainable level of capex is expected to drive an annualized rate base growth of approximately 4%-5%. • We expect to finance this capital with a combination of cash flow from operations, first mortgage bonds and equity issuances.

Solid Balance Sheet 18 Investment grade credit ratings, debt to capitalization within our targeted 50%-55% range and a manageable schedule of debt maturities.

Supply Update 19 Electric Supply Resource Additions South Dakota: 58 MW Bob Glanzer Generating Station place in service in May 2022 completed under budget with a total cost of $83.1 million Montana: 175 MW Yellowstone County Generating Station • Construction began in April 2022 with costs of approximately $275 million with $173.5 million invested to date (thru 3/31/23) • Current schedule anticipates commercial operation during 2024* Integrated Resource Plans South Dakota: Filed in September 2022, the plan identifies 43 megawatts as retire and replace candidates with potential for competitive solicitation during 2023-2024. Montana: Filed in April 2023, the plan evaluates alternatives to reliably and affordably meet customer needs over a 20 year horizon. With the anticipated addition of YCGS and Avista’s transfer of Colstrip, the plan anticipates resource adequacy into 2029. The recently completed 58-megawatt Bob Glanzer Generating Station in Huron, South Dakota, provides on-demand resources to support the variability of wind and solar projects coming onto our system and the grid in our region and help serve our customers during extended periods of peak demand. * On October 21, 2021, the Montana Environmental Information Center (MEIC) and the Sierra Club filed a lawsuit in Montana State Court, against the Montana Department of Environmental Quality (MDEQ) and NorthWestern, alleging that the environmental analysis conducted by MDEQ prior to issuance of the Yellowstone County Generating Station's air quality construction permit was inadequate. The Montana District Court judge held oral argument on June 20, 2022. On April 4, 2023, the Montana District Court issued an order finding MDEQ's environmental analysis was deficient in not addressing exterior lighting and greenhouse gases. The Court remanded it back to MDEQ to address the deficiencies and vacated the air quality permit pending that remand. As a result of the vacatur of the permit, we are required to stop construction and will not be able to recommence construction until the permit is reissued. On April 14, 2023, following entry of final judgment, we filed a Motion to Stay the order vacating the air quality permit pending appeal. On April 17, 2023, we filed a notice of appeal with the Montana Supreme Court. This lawsuit, as well as additional legal challenges related to the Yellowstone County Generating Station, could delay the project timing and increase costs. At this time, we still expect the plan to be operational by the end of 2024.

20 Corporate Responsibility

2022 Sustainability Report 21 • Published in November 2022 • Guided by our commitment to sustainability and our robust environmental, social and governance policies and practices. • Provides transparency into the social, environmental and economic impacts of NorthWestern Energy and offers insights into how we view sustainability. • Affirms our Net Zero by 2050 vision • Includes Sustainability Accounting Standards Board (SASB) and Task Force on Climate-Related Financial Disclosures (TCFD) aligned reporting. https://northwesternenergy.com/SustainabilityReport

22

ESG - Environmental



2022 Electric Generation Portfolio - Total NWE
Wind Contract 21.6%
Wind Owned 5.9%
Contracted CELP & YELP 8.9%
Natural Gas Contracted 1.7%
Natural Gas / Other Owned 6.1%
Coal Owned 28.0%
Solar Contracted 0.4%
Hydro Contracted 1.3%
Hydro Owned 26.1%
55% Carbon-Free
NWE
Montana & South Dakota combined

55% Carbon-Free Owned and Long-Term Contracted Portfolio in 2022 vs ~40% National Average (2022 data) Based on MWh's

Source: U.S. Energy Information Administration – form EIA.gov
Table 7.2b Electric Net Generation: U.S. Electric Power Sector 2021
Note: NorthWestern does not own all the renewable energy certificates (RECs) generated by contracted wind, and periodically sells its own RECs with proceeds benefiting retail customers. Accordingly, we cannot represent that 100% of carbon-free energy in the portfolio was delivered to our customers.



NorthWestern Energy - 2022 Electric Portfolio
55% Carbon-Free Electricity Portfolio from Owned and Long-Term Contract Resources - Based on MWh's
U.S. Electric Utilities - 2022 Net Electric Generation
40% Carbon-Free - U.S. Electric Utilities Net Generation - Based on MWh's

Source: EIA.gov Table 7.2b Electric Net Generation: U.S. Electric Power Sector - 2022



Beethoven Wind Farm



Black Eagle Power House

23

ESG - Social

Community

$2.9 Billion Economic Output in 2022 ($2.56B in Montana & $350M in SD/NE)

Over $5 million Donations, Sponsorships, Economic Development, Scholarship Funding, Public Recreation Support, Safety Awareness and Volunteer Program Grants in 2022

126 Number of nonprofits that received grants through Employee Volunteer Program

$18.7 Million Low-Income Energy Assistance in 2022

Low-Income Assistance

We work closely with the federal Low Income Energy Assistance programs to provide critical short-term aid to our community's most vulnerable citizens



$12.7M in MT
$3.1M in SD
$2.9M in NE

Customers

Typical Residential Bills Lower than National Average



"Typical Bill" Residential Rate Comparison
National Average ($147.50)
National Average ($123.67)
$175
$150
$125
$100
$75
$50
$25
$-
MT 91.27
SD $106.23
MT 102.84
SD $104.68
NE $148.15
Electric (750 kwh)
Natural Gas (100 therms)

NWE rates as of 7/1/2022 (Electric) and 12/1/2022 (Natural Gas)
Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 7/1/22
Natural Gas source: US EIA - Monthly residential supply and delivery rates as of December 2022

Building on Our Best – Improved Customer Satisfaction Scores



NWE's Overall Customer Satisfaction Scores
via JD Power Electric & Gas Residential Studies
JD Power Scores
750
700
650
600
550
500
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Electric
Natural Gas

Over the last 13 years, our energy efficiency programs have helped customers save 685,041 MWh's of energy – enough to power 76,000 homes for a year.

Employees

Safety Culture Transformation



Lost Time Incident Rate
1.0
0.8
0.6
0.4
0.2
-
0.87
0.52
0.67
0.38
0.51
0.71
0.58
0.39
0.66
0.59
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22



OSHA Recordable Rate
2.5
2.0
1.5
1.0
0.5
-
2.28
1.88
1.78
1.38
1.92
1.73
1.87
1.36
1.77
1.57
'13
'14
'15
'16
'17
'18
'19
'20
'21
'22

Workplace Recognition

Great Place To Work. Certified APR 2022-APR 2023 USA

Certified as a "Great Place to Work"

33.7% Benefits to Pay Ratio

78.5% Percentage of Skilled or Professional Employees

24

ESG - Governance

5th Best Score Among 50 Publicly Traded North American Utility and Power Companies by Moody's Investment Services on Best Governance Practices

Recent Governance Recognition


AMERICA'S MOST
RESPONSIBLE
COMPANIES
2023
Newsweek
statista

America's Most Responsible Companies

Recognized by ***Newsweek*** as one of the most responsible companies in 2023. One of only eleven EEI member utilities selected.


50 WOMEN
50 ON BOARDS
3+

20 / 20 – Women on Boards

Recognized for gender diversity on its board of directors by 2022 Women on Boards. Three of the company's nine directors are female.


LEADERSHIP
AWARDS
WINNER


2019
WINNER

Corporate Governance Award Winner

NorthWestern Corporation's proxy statement has won governance awards – *Best Proxy Statement (Small to Mid-Cap)* by Corporation Secretary magazine (2014 & 2019) and *Exemplary Compensation Discussion and Analysis* from NYSE Governance Services (2014) and NorthWestern was recognized as a finalist by Corporate Secretary magazine in the same category for our '12, '13, '16, '17 & '18 statements

Diverse Leadership

Board of Directors

Executive Team


Age Diversity
70+ 1
<50 1
50-59 3
60-69 5
Tenure Diversity
10+ Years 1
<2 Years 3
3-9 Years 6
Gender Diversity
Female 4
Male 6
Ethnic Diversity
Middle Eastern 1
Black 1
White 8
Age Diversity
40-49 1
60-69 3
50-59 6
Tenure Diversity
10+ Years 5
<2 Years 4
3-9 Years 1
Gender Diversity
Female 5
Male 5
Ethnic Diversity
Asian 1
White 9

2022 CEO Pay Ratio to Average Employee Salary

NWE
26:1

U.S. Utilities Average (2021)
79:1

Performance- Based Pay to Peers

76%

ESG Publications 25 Environmental Social Governance These eight publications provide valuable insight into NorthWestern Energy’s Environmental, Social and Governance (ESG) Sustainability practices. Available at www. Northwesternenergy.com

Conclusion 26 Pure Electric & Gas Utility Solid Utility Foundation Best Practices Corporate Governance Attractive Future Growth Prospects Improving Earnings & Cash Flows (current rate review pending)

27

Regulated Utility Five-Year Capital Forecast 28 $2.4 billion of highly-executable and low-risk capital investment Electric Supply Resource Plans - Our energy resource plans identify portfolio resource requirements including potential investments. Included within our full year 2023 & 2024 projections is approximately $120.0 million of capital to complete construction of the 175 MW Yellowstone County Generating Station to be on line in 2024. Distribution and Transmission Modernization and Maintenance - The primary goals of our infrastructure investments are to reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system, and prepare our network for the adoption of new technologies. We are taking a proactive and pragmatic approach to replacing these assets while also evaluating the implementation of additional technologies to prepare the overall system for smart grid applications. Beginning in 2021, and continuing through 2025, we are installing automated metering infrastructure in Montana at a total cost of approximately $112.0 million, of which, $66.1 million remains and is reflected in the five year capital forecast. Appendix

NWE Rate Base and Earnings Profile Data as reported in our 2022 10-K Coal Generation Rate Base as a percentage of Total Rate Base (1) The revenue requirement associated with the FERC regulated portion of Montana electric transmission and ancillary services are included as revenue credits to our MPSC jurisdictional customers. Therefore, we do not separately reflect FERC authorized rate base or authorized returns. (2) The Montana gas revenue requirement includes a step down which approximates annual depletion of our natural gas production assets included in rate base. (3) For those items marked as "n/a," the respective settlement and/or order was not specific as to these terms. (4) On August 8, 2022, we filed a Montana electric and natural gas rate review filing (2021 test year) requesting an increase to our authorized rate base, return on equity, and equity level in our capital structure. We expect a final order regarding this rate review in 2023. Revenue from coal generation is not easily identifiable due to the use of bundled rates in South Dakota and other rate design and accounting considerations. However, NorthWestern is a fully regulated utility company for which rate base is the primary driver for earnings. The data to the left illustrates that NorthWestern only derives approximately 9 -14% of earnings from its jointly owned coal generation rate base. 29 Appendix

Transmission System Update 30 Electric Transmission: • In June 2021, we joined the Western Energy Imbalance Market (WEIM). This real-time, within-hour energy market will provide the company’s Montana customers with economically efficient energy to resolve imbalances and variations in load and generation on our Montana system. • Continue planned retirements of generating resources in Montana in conjunction with increasing demand is placing more stress on the transmission system (two record peaks in the last three seasons). As a result, we are experiencing less available transmission capacity throughout the system. • Continued investment is critical to address aging infrastructure, capacity concerns, reliability and compliance requirements. Gas Transmission: • Continued investment is critical to address aging infrastructure, capacity concerns, reliability and compliance (including the Pipeline and Hazardous Materials Safety Administration proposed rules). • Three primary factors leading to the need for additional investment to address: • Overall reliability and capacity on the gas transmission system to withstand single large contingencies and to address the decline in on-system gas production; • The need to provide additional capacity for existing gas-fired electric generation (given expected growing dependence); and • The need to serve new gas-fired capacity generation in South Dakota. Significant investment needs identified for transmission reliability, capacity and gas / electric interdependence. WEIM Participants Appendix

31 Montana Rate Review Appendix

Montana Rate Review 32 Appendix

Montana Rate Review 33 Appendix Reliable, Sustainable and still Affordable service for our customers. While still significant – the resulting increase in customer bills, from current rates, amounts to pennies a day (Electric: $8.24 per month or 27 cents per day | Natural Gas $3.94 per month or 13 cents per day)

Montana Rate Review Operating and other costs increases are not driving this request. 41% of total requested increase is driven by capital investment. 52% is driven by increases in flow-through costs (PCCAM 41% and Property Taxes 11%). 34 Updated for Settlement pending approval Appendix

Delivering Customer Value 35 NorthWestern’s utility infrastructure investment (gross plant) - providing increased capacity, reliability and safety for our Montana customers - has more than doubled over the last decade (increasing over $2.9 billion) yet increases to customer bills have remained below household energy price inflation. Appendix

Appendix

36

Montana General Rate Review Proposals

	PCCAM Redesign	FCRM Redesign	Enhanced Wildfire Mitigation Plan	Cyber/IT	Reliability
Proposed	Proposal included multiple changes: • Annual updates to base revenues • Monthly adjustments to outstanding balances with interest • Removal of capacity payments from sharing mechanism.	Proposed a redesign of the Fixed Cost Recovery Mechanism (FCRM) pilot, which was limited to residential customers. NorthWestern proposed to revise the design to *include all customer classes and fixed costs or eliminate.*	Proposed a rider to allow for the recovery of the annual expenses and capital associated with the Enhanced Wildfire Mitigation Plan. Any differences between forecasted and actual costs would be trued up at the end of the 5-year period of 2024-2028.	Proposed a rider to recover costs associated with maintenance and support agreements in between rate review based on escalation factor tied to inflation. The reasonableness of an inflation escalator would be reexamined in the next rate review.	Proposed a rider to recover on an interim basis costs related to new Reliability resources **once in-service** in between rate reviews. • Rider would include recovery of Yellowstone County Generating Station. Costs would be **subject to refund** and reviewed in the next rate review.
Included in Settlement	Quarterly updates providing timely adjustments for any over/under collections with interest. New base will not be reset until next general rate review.	Elimination of the FCRM pilot	Rider not approved in this rate review. Settlement allows for deferral of incremental wildfire expenses, capped annually, with these costs eligible for recovery in next general rate review.	Cyber/IT rider will not be approved in this rate review.	NWE may request a one-time PCCAM and property tax base reset when YCGS in service, providing for recovery of certain operating costs. Capital cost recovery to be determined in the next general rate review.

Appendix 37 Colstrip Transfer Agreement

38
Appendix

Colstrip Transaction Overview

NorthWestern Energy executed an agreement with Avista Corporation (Exit Agreement) for the transfer of Avista's ownership interests in Colstrip Units 3 and 4.


WELCOME TO
COLSTRIP

- **Effective date of transfer: December 31, 2025**
- Generating capacity: 222 MW
  (bringing our total ownership to 444 MW)
- **Transfer price: $0.00**
- NorthWestern will be responsible for operational and capital costs beginning January 1, 2026.
  - The agreement does not require approval by the Montana Public Service Commission (MPSC). We expect to work with the MPSC in a future docket for cost recovery in 2026.
  - NorthWestern will have the right to exercise Avista's vote with respect to capital expenditures[1] between now and 2025 with Avista responsible for its pro rata share[2].
- Avista will retain its existing environmental and decommissioning obligations through life of plant.
- Under the Colstrip Ownership & Operating Agreement, each of the owners will have a 90-day period in which to evaluate the transaction between NorthWestern and Avista to determine whether to exercise their respective right of first refusal.
- We expect to file our Montana Integrated Resource Plan during the first quarter 2023. This transaction is expected to satisfy our capacity needs in Montana for at least the next 5 years.

1. Avista retains the vote related to remediation activities.
2. Avista bears its current project share (15%) costs through 2025, other than "Enhancement Work Costs" for which it bears a time-based pro-rata share. Enhancement Work Costs are costs that are not performed on a least-costs basis or are intended to extend the life of the facility beyond 2025. See the Exit Agreement for additional detail.

NorthWestern Energy
Delivering a Bright Future

Why Colstrip? Reduces Risk  We are in a supply capacity crisis due to lack of resource adequacy, with approx. 40% of our customers’ peak needs on the market. This transaction will reduce our need to import expensive capacity during critical times.  Establishes clarity regarding operations past 2025 Washington state legislation deadline.  Reduces PCCAM risk sharing for customers and shareholders. Bill Headroom  Stable pricing reduces impact of market volatility and high energy prices on customers. Aligned with ‘All of the Above’ energy transition in Montana  Supports our generating portfolio that is nearly 60% carbon-free today.  Provides future opportunity at the site while supporting economic development in Montana.  Agreement considers the appropriate balance of reliability, affordability and sustainability. 39 Appendix

Facility Ownership Overview NorthWestern is actively working with the other owners to resolve outstanding issues, including the associated pending legal proceedings. Additionally, the owners intend to pursue a mutually beneficial reallocation (swap) of megawatts between the two units that would ideally provide NorthWestern with a controlling (> 370 megawatts) share of Unit 4. 40 Appendix

Timeline of Montana Generation Portfolio Since 2011, we have added approximately 870 MW, both owned and long- term contract, to our generation portfolio, all of which is from carbon-free resources. Owned and Long-Term Resource Portfolio Timeline 41 Appendix

Comparison of Installed Capacity California is dealing with significant capacity issues DESPITE having a greater amount of dispachable generation and fewer renewables than NorthWestern Energy in Montana (as a percentage of the total). Source: EIA.gov – 2021 Form EIA-860 Data - Schedule 3 for calendar year 2021 42 Appendix

43 Earnings & Other Appendix

2022 Financial Results (1) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. 44 Appendix

2022 EPS Bridge After-tax Earnings Per Share Full year earnings per share driven by increased operating expense (including property taxes and depreciation), interest expense and dilution from higher average shares outstanding. These determents were partly offset by weather, customer growth and Montana interim rates. See “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure. 45 Appendix

2022 Utility Margin Bridge Pre-tax Earnings $24.9 Million or 2.6% increase in Utility Margin due to items that impact Net Income. NOTE: Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. *Interim rates subject to refund ** Primarily due to prior year recognition of $4.7M of deferred interim rates 46 Appendix

2022 Tax Reconciliation 47 Appendix

2022 GAAP to Non-GAAP Earnings (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure. The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. 48 Appendix

Q1 2023 Financial Results 49 (1) (1) Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. ( ) Appendix

Q1 2023 EPS Bridge Solid improvement in first quarter net income but offset by dilution from higher outstanding share count. After-tax Earnings Per Share See slide 7 and “Non-GAAP Financial Measures” slide in the appendix for additional detail on this measure. 50 Appendix

Q1 2023 Utility Margin Bridge $25.7 Million or 9.9% increase in Utility Margin due to items that impact Net Income. NOTE: Utility Margin is a non-GAAP Measure See appendix slide titled “Explaining Utility Margin” for additional disclosure. Pre-tax Millions PCCAM Impact $0.8M expense in 2022 vs. $0.5M benefit in 2023 51 Appendix

Q1 2023 Tax Reconciliation 52 Appendix

Q1 2023 GAAP to Non-GAAP Earnings The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or a variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Utility Margin is a non-GAAP Measure See the slide titled “Explaining Utility Margin” for additional disclosure. 53 Appendix

Quarterly PCCAM Impacts Pre-tax Millions In 2017, the Montana legislature revised the statute regarding our recovery of electric supply costs. In response, the MPSC approved a new design for our electric tracker in 2018, effective July 1, 2017. The revised electric tracker, or PCCAM established a baseline of power supply costs and tracks the differences between the actual costs and revenues. Variances in supply costs above or below the baseline are allocated 90% to customers and 10% to shareholders, with an annual adjustment. From July 2017 to May 2019, the PCCAM also included a "deadband" which required us to absorb the variances within +/- $4.1 million from the base, with 90% of the variance above or below the deadband collected from or refunded to customers. In 2019, the Montana legislature revised the statute effective May 7, 2019, prohibiting a deadband, allowing 100% recovery of QF purchases, and maintaining the 90% / 10% sharing ratio for other purchases. 54 Appendix

Qualified Facility Earnings Adjustment Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 55 Appendix

EPS & Dividend History 2013-2022 CAGR’s: GAAP EPS: 3.1% - Non-GAAP EPS: 2.7% - Dividend: 5.8% See appendix for “Non-GAAP Financial Measures” $2.60 - $2.75 $3.10 - $3.30 $3. 0-$3.40 $3.30-$3.50 56 Appendix

Investment for Our Customers’ Benefit Over the past decade we have been reintegrating our Montana energy supply portfolio and making additional investments across our entire service territory to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while maintaining bills lower than the US average. As a result we have also been able to deliver solid earnings growth for our investors. 2008-2022 CAGRs Estimated Rate Base: 10.4% GAAP Diluted EPS: 4.4% 2008-2022 CAGRs NWE typical electric bill: 1.8% NWE typical natural gas bill: (0.3%) 2008-2022 CAGRs US average electric bill: 2.1%* US average natural gas bill: 0.8%** 57 Appendix

Natural Gas LDC - AECO Advantage to Customers 58 NWE has access to some of the lowest and stable natural gas prices in the nation, through the Alberta Energy Company (AECO) trading hub. Source: S&P Global Appendix

2022 System Statistics Note: Statistics above are as of 12/31/2022 (1) Nebraska is a natural gas only jurisdiction (2) Dave Gates Generating Station (DGGS) in Montana is a 150 MW nameplate facility but consider it a 105 MW (60 MW FERC & 45MW MPSC jurisdictions) peaker (1) (2) 59 Appendix

Experienced and Engaged Board of Directors Britt E. Ide • Nom. & Gov., HR • Independent • Since April 2017 Anthony T. Clark • Nom. & Gov., HR • Independent • Since Dec. 2016 Dana J. Dykhouse • Chairman • Independent • Since Jan. 2009 Jan R. Horsfall • SETO (chair), Audit • Independent • Since April 2015 Brian B. Bird • President & Chief Executive Officer • Non-independent • Since January 2023 Jeff W. Yingling • Nom. & Gov.(Chair), Audit • Independent • Since October 2019 Linda G. Sullivan • Audit (Chair), SETO • Independent • Since April 2017 Mahvash Yazdi • HR (Chair), SETO • Independent • Since December 2019 Kent T. Larson • SETO, Audit • Independent • Since July 2022 60 Sherina M. Edwards • Nom. & Gov., HR • Independent • Since April 2023 Appendix

Strong Executive Team 61 Brian B. Bird • President & Chief Executive Officer • Current position since 2023 (formerly President & Chief Operating Officer ’21-’22 and Chief Financial Officer ’03-’21) Crystal D. Lail • Vice President and Chief Financial Officer • Current position since 2021 (formerly VP and Chief Accounting Officer ’20-’21) Michael R. Cashell • Vice President - Transmission • Current Position since 2011 Cynthia S. Fang • Vice President - Regulatory • Current position since 2023 Shannon M. Heim • Vice President & General Counsel • Current position since 2023 Bobbi L. Schroeppel • Vice President – Customer Care, Communications and Human Resources • Current Position since 2002 Curtis T. Pohl • Vice President – Asset Management & Business Development • Current position since 2022 (formerly the V.P. of Distribution ’11-’22) Jason Merkel • Vice President – Distribution • Current Position since 2022 John D. Hines • Vice President – Supply/Montana Affairs • Current Position since 2011 Jeanne M. Vold • Vice President – Technology • Current Position since 2021 (former Business Technology Officer ’12- ’21) Appendix

Our Commissioners 62 Appendix

Non-GAAP Financial Measures (1 of 5) This presentation includes financial information prepared in accordance with GAAP, as well as other financial measures, such as Utility Margin, Adjusted Non-GAAP pretax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. We define Utility Margin as Operating Revenues less fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion) as presented in our Consolidated Statements of Income. This measure differs from the GAAP definition of Gross Margin due to the exclusion of Operating and maintenance, Property and other taxes, and Depreciation and depletion expenses, which are presented separately in our Consolidated Statements of Income. A reconciliation of Utility Margin to Gross Margin, the most directly comparable GAAP measure, is included in this presentation. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. Management also believes the presentation of Adjusted Non-GAAP pre-tax income, Adjusted Non-GAAP net income and Adjusted Non-GAAP Diluted EPS is more representative of normal earnings than GAAP pre-tax income, net income and EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled measures. 63 Appendix

(1) Utility Margin is a non-GAAP Measure. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. 64 Non-GAAP Utility Margin Reconciliation (2 of 5)Appendix

(1) Utility Margin is a non-GAAP Measure. Management believes that Utility Margin provides a useful measure for investors and other financial statement users to analyze our financial performance in that it excludes the effect on total revenues caused by volatility in energy costs and associated regulatory mechanisms. This information is intended to enhance an investor's overall understanding of results. Under our various state regulatory mechanisms, as detailed below, our supply costs are generally collected from customers. In addition, Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs, as well as to analyze how changes in loads (due to weather, economic or other conditions), rates and other factors impact our results of operations. Our Utility Margin measure may not be comparable to that of other companies' presentations or more useful than the GAAP information provided elsewhere in this report. 65 Non-GAAP Utility Margin Reconciliation (3 of 5)Appendix

Non-GAAP Earnings (4 of 5) 66 Appendix

Non-GAAP Ratios and Metrics (5 of 5) The data presented in this presentation includes financial information prepared in accordance with GAAP, as well as other Non-GAAP financial measures such as Utility Margin (Revenues less Fuel, purchased supply and direct transmission expense (exclusive of depreciation and depletion)), Free Cash Flows (Cash flows from operations less maintenance capex and dividends) and Net Debt (Total debt less capital leases), that are considered “Non-GAAP financial measures.” Generally, a Non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of Utility Margin, Free Cash Flows and Net Debt is intended to supplement investors’ understanding of our operating performance. Utility Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Net Debt is used by our company to determine whether we are properly levered to our Total Capitalization (Net Debt plus Equity). Our Gross Margin, Free Cash Flows and Net Debt measures may not be comparable to other companies’ similarly labeled measures. Furthermore, these measures are not intended to replace measures as determined in accordance with GAAP as an indicator of operating performance. 67 Appendix

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